UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2014

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 30, 2014, Xenith Bankshares, Inc. (“Xenith Bankshares”), Xenith Bank, a wholly-owned subsidiary of Xenith Bankshares, and Colonial Virginia Bank (“Colonial”) completed the merger of Colonial with and into Xenith Bank (the “Merger”), with Xenith Bank being the surviving bank in the Merger. The Merger was completed in accordance with the terms of the Agreement of Merger, dated as of March 20, 2014 and the related Plan of Merger (the “Merger Agreement”), among Xenith Bankshares, Xenith Bank and Colonial.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of Colonial common stock outstanding immediately prior to the effective time of the Merger was converted into the right to receive 2.65 shares of Xenith Bankshares common stock (the “Exchange Ratio”) without interest and less applicable amounts for taxes. Based on the Exchange Ratio, up to an aggregate of 1,616,964 shares of Xenith Bankshares common stock will be issued to the former shareholders of Colonial in exchange for their shares of Colonial common stock. All fractional shares of Xenith Bankshares common stock that a Colonial shareholder would otherwise have been entitled to receive as a result of the Merger will be aggregated and, if a fractional share resulted from such aggregation, such holder will receive, instead of the fractional share, an amount in cash equal to $6.40 multiplied by the fraction of a share of Xenith Bankshares common stock to which such holder would otherwise have been entitled.

Options to purchase shares of Colonial common stock outstanding at the effective time of the Merger were converted into options to purchase shares of Xenith Bankshares common stock based on the Exchange Ratio. Based on the Exchange Ratio, an aggregate of 39,704 options to purchase shares of Colonial common stock were converted into an aggregate of 105,210 options to purchase shares of Xenith Bankshares common stock.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Xenith Bankshares with the Securities and Exchange Commission on March 25, 2014. The terms of the Merger Agreement are incorporated herein by reference.

On July 1, 2014, Xenith Bankshares issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Rule 8-04 of Regulation S-X were previously filed with the Registration Statement on Form S-4 (File No. 333-195108), which became effective on April 30, 2014, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

The financial statements required by Rule 8-05 of Regulation S-X were previously filed with the Registration Statement on Form S-4 (File No. 333-195108), which became effective on April 30, 2014, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(d)	Exhibits

99.1	Press release issued by Xenith Bankshares on July 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2014

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Xenith Bankshares on July 1, 2014